Exhibit 1.4
PRICING AGREEMENT
August 3, 2010
Deutsche Bank Securities Inc.
UBS Securities LLC
Banc of America Securities LLC
Credit Suisse Securities (USA) LLC
HSBC Securities (USA) Inc.
Wells Fargo Securities, LLC
As Representatives of the several Underwriters
named in Schedule I hereto
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
c/o UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901
Ladies and Gentlemen:
     MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated August 3, 2010 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Underwritten Securities”).
     Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Each reference to Securities Agreement shall be deemed to refer to the Indenture, dated as of November 9, 2001 between MetLife, Inc. and Bank One Trust Company, N.A. (predecessor to The Bank of New York Mellon Trust Company, National Association) (the “Senior Indenture”) and the Sixteenth Supplemental Indenture, the Seventeenth Supplemental Indenture and the Eighteenth Supplemental Indenture, each to be dated as of August 6, 2010, between MetLife, Inc. and The Bank of New York Mellon Trust Company, National Association). Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives

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designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to the Underwriting Agreement and the address of the Representatives are set forth at the end of Schedule II hereto.
     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.
     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.
[Signature pages follow]

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Very truly yours, METLIFE, INC.
By:	/s/ Steven J. Goulart
	Name:	Steven J. Goulart
	Title:	Senior Vice President and Treasurer

[Signature page to Fixed Rate Senior Notes Pricing Agreement]

Accepted as of the date hereof
on behalf of each of the Underwriters:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Paul Puleo
Name: Paul Puleo
Title: Managing Director

By:	/s/ Mary Hardgrove
Name: Mary Hardgrove
Title: Director
[Signature page to Fixed Rate Senior Notes Pricing Agreement]

UBS SECURITIES LLC

By:	/s/ Thomas Curran
Name: Thomas Curran
Title: Managing Director

By:	/s/ Demetrios Tsapralis
Name: Demetrios Tsapralis
Title: Executive Director
[Signature page to Fixed Rate Senior Notes Pricing Agreement]

BANC OF AMERICA SECURITIES LLC

By:	/s/ Matt Basler
Name: Matt Basler
Title: Managing Director
[Signature page to Fixed Rate Senior Notes Pricing Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Nandini Mongia
Name: Nandini Mongia
Title: Managing Director
[Signature page to Fixed Rate Senior Notes Pricing Agreement]

HSBC SECURITIES (USA) INC.

By:	/s/ Diane M. Kenna
Name: Diane M. Kenna
Title: Senior Vice President
[Signature page to Fixed Rate Senior Notes Pricing Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director
[Signature page to Fixed Rate Senior Notes Pricing Agreement]

SCHEDULE I
TO PRICING AGREEMENT

	Principal Amount of	Principal Amount of	Principal Amount of
	$1,000,000,000 2.375%	$1,000,000,000 4.750%	$750,000,000 5.875%
	Senior Notes due 2014 to	Senior Notes due 2021 to	Senior Notes due 2041 to
Underwriters	be Purchased	be Purchased	be Purchased
Deutsche Bank Securities Inc.	$126,000,000	$126,000,000	$94,500,000
UBS Securities LLC	$126,000,000	$126,000,000	$94,500,000
Banc of America Securities LLC	$126,000,000	$126,000,000	$94,500,000
HSBC Securities (USA) Inc.	$126,000,000	$126,000,000	$94,500,000
Wells Fargo Securities, LLC	$126,000,000	$126,000,000	$94,500,000
Credit Suisse Securities (USA) LLC	$63,000,000	$63,000,000	$47,250,000
BNP Paribas Securities Corp.	$21,750,000	$21,750,000	$16,350,000
Credit Agricole Securities (USA) Inc.	$21,750,000	$21,750,000	$16,350,000
RBS Securities Inc.	$21,750,000	$21,750,000	$16,275,000
SG Americas Securities, LLC	$21,750,000	$21,750,000	$16,275,000
PNC Capital Markets LLC	$15,000,000	$15,000,000	$11,250,000
Scotia Capital (USA) Inc.	$15,000,000	$15,000,000	$11,250,000
Standard Chartered Bank	$15,000,000	$15,000,000	$11,250,000
Nikko Bank (Luxembourg) S.A.	$15,000,000	$15,000,000	$11,250,000
UniCredit Capital Markets, Inc.	$15,000,000	$15,000,000	$11,250,000
U.S. Bank, National Association	$15,000,000	$15,000,000	$11,250,000
The Williams Capital Group, L.P.	$13,000,000	$13,000,000	$9,750,000
ANZ Securities, Inc.	$10,000,000	$10,000,000	$7,500,000
BNY Mellon Capital Markets, LLC	$10,000,000	$10,000,000	$7,500,000
Mitsubishi UFJ Securities (USA), Inc.	$10,000,000	$10,000,000	$7,500,000
Lloyds TSB Bank plc	$10,000,000	$10,000,000	$7,500,000
Commerz Markets LLC	$10,000,000	$10,000,000	$7,500,000
Raymond James & Associates, Inc.	$10,000,000	$10,000,000	$7,500,000
Santander Investment Securities Inc.	$10,000,000	$10,000,000	$7,500,000
Loop Capital Markets LLC	$6,500,000	$6,500,000	$4,875,000
Blaylock Robert Van LLC	$6,250,000	$6,250,000	$4,725,000
Cabrera Capital Markets, LLC	$6,250,000	$6,250,000	$4,725,000
Guzman & Company	$6,250,000	$6,250,000	$4,650,000
Samuel A. Ramirez & Company, Inc.	$6,250,000	$6,250,000	$4,650,000
Muriel Siebert & Co., Inc.	$6,200,000	$6,200,000	$4,650,000
CastleOak Securities, L.P.	$3,100,000	$3,100,000	$2,325,000
MFR Securities, Inc.	$3,100,000	$3,100,000	$2,325,000
Toussaint Capital Partners, LLC	$3,100,000	$3,100,000	$2,325,000
Total	$1,000,000,000	$1,000,000,000	$750,000,000

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SCHEDULE II
TO PRICING AGREEMENT
Filed pursuant to Rule 433
August 3, 2010
Relating to
Preliminary Prospectus Supplement dated August 3, 2010 to
Prospectus dated November 6, 2007
Registration Statement No. 333-147180
$1,000,000,000 2.375% Senior Notes due 2014
$1,000,000,000 4.750% Senior Notes due 2021
$750,000,000 5.875% Senior Notes due 2041
Final Term Sheet
August 3, 2010
2.375% Senior Notes due 2014

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	2.375% Senior Notes due 2014

Aggregate Principal Amount:	$1,000,000,000

Price to the Public:	99.867% of principal amount plus accrued interest, if any, from August 6, 2010

Gross Underwriting Discount:	0.20%

Proceeds to Issuer Before Expenses:	$996,670,000.00

Maturity Date:	February 6, 2014

Pricing Date:	August 3, 2010

Settlement Date:	August 6, 2010

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Interest Payment Dates:	Semi-annually on February 6 and August 6 of each year

First Interest Payment Date:	February 6, 2011

Anticipated Ratings*:

Coupon:	2.375%

Benchmark Treasury:	UST 1% due July 15, 2013

Spread to Benchmark Treasury:	T + 162.5 bps

Benchmark Treasury Price and Yield:	$100-19+; 0.790%

Yield to Maturity:	2.415%

Denominations:	$100,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Redemption:	The 2014 Senior Notes will be redeemable at MetLife, Inc.’s option, in whole or in part, at any time and from time to time at a redemption price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the date fixed for redemption and the Make-Whole Redemption Amount calculated as described in the preliminary prospectus supplement at the rate of T + 25 bps.

Special Mandatory Redemption:	If, for any reason, (i) the Acquisition is not completed on or prior to July 10, 2011, or (ii) the Stock Purchase Agreement is terminated on or prior to July 10, 2011, MetLife, Inc. will redeem all of the 2014 Senior Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price.

“Special Mandatory Redemption Price” means 101% of the aggregate principal

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amount of the 2014 Senior Notes together with accrued and unpaid interest to but excluding the Special Mandatory Redemption Date.

“Special Mandatory Redemption Date” means the earlier to occur of (1) July 31, 2011 if the Acquisition has not been completed on or prior to July 10, 2011 or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Stock Purchase Agreement.

CUSIP/ISIN:	59156RAW8 / US59156RAW88

Joint Book-Running Managers:	Banc of America Securities LLC Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. UBS Securities LLC Wells Fargo Securities, LLC
4.750% Senior Notes due 2021

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	4.750% Senior Notes due 2021

Aggregate Principal Amount:	$1,000,000,000

Price to the Public:	99.975% of principal amount plus accrued interest, if any, from August 6, 2010

Gross Underwriting Discount:	0.425%

Proceeds to Issuer Before Expenses:	$995,500,000.00

Maturity Date:	February 8, 2021

Pricing Date:	August 3, 2010

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Settlement Date:	August 6, 2010

Interest Payment Dates:	Semi-annually on February 8 and August 8 of each year

First Interest Payment Date:	February 8, 2011

Anticipated Ratings*:

Coupon:	4.750%

Benchmark Treasury:	UST 3.5% due May 15, 2020

Spread to Benchmark Treasury:	T + 185 bps

Benchmark Treasury Price and Yield:	$105-01+; 2.903%

Yield to Maturity:	4.753%

Denominations:	$100,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Redemption:	The 2021 Senior Notes will be redeemable at MetLife, Inc.’s option, in whole or in part, at any time and from time to time at a redemption price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the date fixed for redemption and the Make-Whole Redemption Amount calculated as described in the preliminary prospectus supplement at the rate of T + 25 bps.

Special Mandatory Redemption:	If, for any reason, (i) the Acquisition is not completed on or prior to July 10, 2011, or (ii) the Stock Purchase Agreement is terminated on or prior to July 10, 2011, MetLife, Inc. will redeem all of the 2021 Senior Notes on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price.

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“Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the 2021 Senior Notes together with accrued and unpaid interest to but excluding the Special Mandatory Redemption Date.

“Special Mandatory Redemption Date” means the earlier to occur of (1) July 31, 2011 if the Acquisition has not been completed on or prior to July 10, 2011 or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Stock Purchase Agreement.

CUSIP/ISIN:	59156RAX6 / US59156RAX61

Joint Book-Running Managers:	Banc of America Securities LLC Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. UBS Securities LLC Wells Fargo Securities, LLC
5.875% Senior Notes due 2041

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	5.875% Senior Notes due 2041

Aggregate Principal Amount:	$750,000,000

Price to the Public:	98.494% of principal amount plus accrued interest, if any, from August 6, 2010

Gross Underwriting Discount:	0.875%

Proceeds to Issuer Before Expenses:	$732,142,500.00

Maturity Date:	February 6, 2041

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Pricing Date:	August 3, 2010

Settlement Date:	August 6, 2010

Interest Payment Dates:	Semi-annually on February 6 and August 6 of each year

First Interest Payment Date:	February 6, 2011

Anticipated Ratings*:

Coupon:	5.875%

Benchmark Treasury:	UST 4.625% due February 15, 2040

Spread to Benchmark Treasury:	T + 195 bps

Benchmark Treasury Price and Yield:	$110-05+; 4.033%

Yield to Maturity:	5.983%

Denominations:	$100,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Redemption:	The 2041 Senior Notes will be redeemable at MetLife, Inc.’s option, in whole or in part, at any time and from time to time at a redemption price equal to the greater of 100% of the principal amount to be redeemed plus accrued and unpaid interest to, but excluding, the date fixed for redemption and the Make-Whole Redemption Amount calculated as described in the preliminary prospectus supplement at the rate of T + 30 bps.

Special Mandatory Redemption:	If, for any reason, (i) the Acquisition is not completed on or prior to July 10, 2011, or (ii) the Stock Purchase Agreement is terminated on or prior to July 10, 2011, MetLife, Inc. will redeem all of the 2041 Senior Notes on the Special Mandatory Redemption Date at the Special Mandatory

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Redemption Price.

“Special Mandatory Redemption Price” means 101% of the aggregate principal amount of the 2041 Senior Notes together with accrued and unpaid interest to but excluding the Special Mandatory Redemption Date.

“Special Mandatory Redemption Date” means the earlier to occur of (1) July 31, 2011 if the Acquisition has not been completed on or prior to July 10, 2011 or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Stock Purchase Agreement.

CUSIP/ISIN:	59156RAY4 / US59156RAY45

Joint Book-Running Managers:	Banc of America Securities LLC Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. UBS Securities LLC Wells Fargo Securities, LLC
The underwriters have agreed to reimburse MetLife for approximately $562,500 of MetLife’s expenses relating to the offering.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The anticipated securities ratings have been omitted from this document following the repeal of Rule 436(g) under the Securities Act of 1933, as amended.
The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it

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by calling Deutsche Bank Securities Inc. toll free at (800) 503-4611 or UBS Securities LLC toll free at (877) 827-6444, ext. 561-3884.

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SCHEDULE III
TO PRICING AGREEMENT
Underwriters Purchase Price of 2.375% Senior Notes due 2014: 99.667% of the principal amount thereof
Underwriters Purchase Price of 4.750% Senior Notes due 2021: 99.550% of the principal amount thereof
Underwriters Purchase Price of 5.875% Senior Notes due 2041: 97.619% of the principal amount thereof

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